SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 16, 2007

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01            Entry into a Material Definitive Agreement.

On March 16, 2007, OmniVision Technologies, Inc. (the “Company”) entered into a Loan and Security Agreement with Citibank, N.A. (“Citibank”).  The Loan and Security Agreement provides for a term mortgage loan in the principal amount of $27,927,045 (the “Mortgage Loan”) and a secured line of credit with an aggregate maximum principal amount of up to $12,000,000 (the “Term Loan”).  In order to secure the obligations and duties of the Company under the Loan and Security Agreement, the Company also entered into a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made as of March 16, 2007 by the Company to First American Title Insurance Company for the benefit of Citibank, and a Stock Pledge Agreement dated March 16, 2007 between the Company and Citibank, pursuant to which the Company granted to Citibank a security interest in the following assets:

•                  all presently existing and later acquired collateral relating to a complex of four buildings in Santa Clara County, California, totaling approximately 207,000 square feet (collectively, the “Property”), including, but not limited to, goods, equipment, inventory, contract rights, rents, royalties, and financial assets; and

•                  sixty-five percent (65%) of the issued and outstanding shares of capital stock of OmniVision International Holdings Ltd, a wholly-owned subsidiary of the Company.

The Loan and Security Agreement requires the Company to comply with certain affirmative covenants including, but not limited to, meeting certain minimum financial standards, as well as certain negative covenants limiting the Company’s ability to take certain actions without the prior written consent of Citibank including, but not limited to, selling, leasing or licensing the Property or merging of consolidating with another entity.  In addition, the Loan and Security Agreement provides that upon the occurrence of certain events of default the Company’s obligations under the Loan and Security Agreement may become immediately due and payable, or Citibank may cease making additional advances under the Term Loan or otherwise extending credit to the Company under the Loan and Security Agreement.

As of the date of the filing of this Current Report on Form 8-K, the Company has drawn down the entire amount of the Mortgage Loan for purposes of completing the purchase of the Property, but has not drawn down any funds under the Term Loan.  The entire balance of previously unpaid principal and accrued interest and other amounts then outstanding under the Mortgage Loan and the Term Loan are due and payable on March 31, 2017 and September 30, 2012, respectively.

The foregoing description of the Loan and Security Agreement, the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing and the Stock Pledge Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2007.

Section 2 — Financial Information

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2007

OmniVision Technologies, Inc.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer